SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Principal Officers; Appointment of Principal Officers

On March 5, 2010, Tri-Valley Corporation announced the completion of its management succession plan set up in 2008. As such, G. Thomas Gamble, 48, formerly vice chairman of the board of directors, has become chairman and Maston N. Cunningham, 57, has become chief executive officer of the parent company, its five operating subsidiaries and executive of the managing partner of the company's two limited partnerships. They succeed F. Lynn Blystone, 74, who previously held all those positions during his 29 year career with the company and has now retired.

Mr. Gamble has served on the company’s board of directors since 2006.  Mr. Cunningham has been the company’s president and chief operating officer since May 2009.

In retiring his board position, Mr. Blystone expressed no disagreement with the company on any matter relating to its operations, policies or practices.

Attached is a press release regarding completion of the succession plan.

Section 9 – Exhibits

Item 9.01                      Exhibits

Exhibit 99.1                      Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer